November 9, 2001

Dear Stockholder:

        It is our pleasure to invite you to the Annual Meeting of Stockholders of Webco Industries, Inc. to be held on Wednesday, December 5, 2001, at 3:00 p.m. (Central Standard Time), at 9101 West 21st Street, Sand Springs, Oklahoma.

       Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States

       We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to your attendance.

Sincerely,

/s/ F. William Weber
F. William Weber
Chairman

WEBCO INDUSTRIES, INC.
9101 West 21st Street
Sand Springs, Oklahoma 74063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 5, 2001

        Notice is hereby given that the Annual Meeting of Stockholders of Webco Industries, Inc. (the "Company") will be held at 9101 West 21st Street, Sand Springs, Oklahoma, on Wednesday, December 5, 2001, at 3:00 p.m. (Central Standard Time) for the following purposes:

  to elect two directors of the Company;
  to consider and act upon a proposal to confirm the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants of the Company;
  to consider and act upon a proposal to amend the Company's 1994 Stock Incentive Plan to increase the number of shares available for grant under the Plan by 200,000 shares;
  to consider and act upon a proposal to amend the Company's 1994 Stock Incentive Plan to increase the number of options automatically granted to outside directors under the Plan; and
  to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on October 26, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

/s/ Michael P. Howard
Michael P. Howard,
Assistant Secretary

November 9, 2001

WEBCO INDUSTRIES, INC.
9101 West 21st Street
Sand Springs, Oklahoma 74063

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 5, 2001

        This Proxy Statement is furnished to the stockholders of Webco Industries, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 5, 2001, at the offices of the Company at 9101 West 21st Street, Sand Springs, Oklahoma, at 3:00 p.m. (central standard time), and any adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about November 9, 2001.

        Only stockholders of record at the close of business on October 26, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Company had outstanding 7,073,723 shares of common stock, par value $.01 per share (the "Common Stock"), which are the only securities of the Company entitled to vote at the stockholders meeting. Each share of Common Stock is entitled to one vote. Voting rights are non-cumulative. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to a particular matter, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR the election of the nominees for director listed herein, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants of the Company for the current year and FOR the two amendments to the Company’s 1994 Stock Incentive Plan. Directors are elected by plurality vote (i.e., the nominee receiving the highest number of affirmative votes of the shares voting for the board seat under consideration will be elected). The ratification of the re-appointment of PricewaterhouseCoopers LLP and the approval of the two amendments to the Company's 1994 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock voting on each of the proposals. Abstentions and broker non-votes will not be counted as votes cast on any matter to which they relate.

        The Board of Directors does not know of any other matter that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

        Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless, at any time prior to voting of the proxy, the stockholder so attending the meeting notifies the Secretary of the Company, in writing, of his or her withdrawal of the proxy.

        The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

Security Holdings of Principal Stockholders, Directors and Executive Officers

        The table below sets forth the beneficial ownership of the Common Stock as of July 31, 2001 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers of the Company, including the Named Executive Officers named in the "Summary Compensation Table" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                                                        Amount and Nature
                                                                                                                             of Beneficial                    Percent
Name                                      Position                                                               Ownership                      of Class

F. William Weber                  Chairman of the Board and Chief                      2,132,027 (1)                      30.1%

Executive Officer

Dana S. Weber                      Vice Chairman of the Board,                                 846,614 (3)                        11.9
                                                 President, Chief Operating Officer

Christopher L. Kowalski      Director and President of Phillips &                    415,000 (4)                         5.9
                                                  Johnston, Inc.

Kenneth E. Case                    Director                                                                      13,500 (2)                          *

Frederick C. Ermel                 Director (7)                                                                 20,500 (2)                          *

Bradley S. Vetal                     Director                                                                        4,500 (2)                          *

David E. Boyer                      Senior Vice President - Tubing Operations        125,650 (2)                         1.8

Kimberly A.W. Frank           Shareholder                                                               404,893 (3)                        5.7

Michael P. Howard              Chief Financial Officer, Vice                                     72,400 (2)                         1.0
                                                President - Finance and Administration,
                                                Treasurer and Assistant Secretary

Stuart D. Keeton                  Vice President and General Manager -                    41,886 (2)                           *
                                               Stainless Products Division

Troy Kuske                          Vice President – QuikWater                                      11,187 (2)                            *

William F. Obermark          Vice President - Corporate Development               110,401 (2)                          1.6
                                             And Manufacturing Technology

Prescott Group Aggres-   Institutional Investor                                                 407,300 (5)                          5.8
sive Small Cap, L.P.

Robert N. Pressly              Retired Officer of Company                                      385,000 (4)                          5.4

Strong Capital                    Institutional Investor                                                 488,300 (6)                          6.9
Management, Inc.

Rodney W. Watkins        Vice President and General Manager -                        8,523 (2)                            *
                                            Oil City Tube Division

Randyl D. Watson           Vice President and General Manager -                        7,200 (2)                            *
                                            Southwest Tube Division

Thomas M. Willey           Vice President - Materials Management                    45,387 (2)                            *

All directors and executive                                                                                  3,854,775                             54.4%
officers of the Company as a
group (fourteen persons)

* - Less than 1%

  F. William Weber, Martha A. Weber, Dana S. Weber and Kimberly A.W. Frank (the "Weber Family") each hold his or her shares in a revocable living trust. F. William Weber and Martha A. Weber are husband and wife and are co-trustees of the trusts established by each other. Certain members of the Weber Family (F. William Weber, Martha A. Weber, Dana S. Weber and Kimberly A.W. Frank) may be deemed to be a "group," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and to share beneficial ownership of the shares owned by each other member of the Weber Family. Each member of the Weber Family disclaims beneficial ownership of the shares owned by each other member of the Weber Family, except Mr. and Mrs. F. William Weber as to the shares owned by the other (shares shown in the table for each member of the Weber Family do not include shares as to which beneficial ownership is disclaimed as aforesaid). In addition, members of the Weber Family disclaim beneficial ownership of certain shares included in those shown for them in the table, as follows: Mr. and Mrs. F. William Weber disclaim beneficial ownership of 262,648 shares held in an irrevocable trust, of which they are the trustees, for the benefit of Ashley R. Weber; Dana S. Weber disclaims beneficial ownership of 7,400 shares held in an irrevocable trust, of which she is the trustee, for the benefit of the children of Kimberly A.W. Frank; and Kimberly A.W. Frank disclaims beneficial ownership of 4,600 shares held in an irrevocable trust, of which she is a co-trustee, for the benefit of the child of Dana S. Weber. The address of each such stockholder is c/o Webco Industries, Inc., 9101 West 21st Street, Sand Springs, Oklahoma 74063.
  Includes shares of Common Stock that directors and executive officers had the right to acquire on September 30, 2001 as follows: Dana S. Weber, 25,600; Kimberly A.W. Frank, 2,000; Dr. Kenneth E. Case, 12,000; Frederick C. Ermel, 13,500; Bradley S. Vetal, 4,500; David E. Boyer, 25,600; Michael P. Howard, 22,000; Stuart D. Keeton, 25,600; Troy Kuske, 8,000; William F. Obermark, 25,600; Rodney W. Watkins, 8,400, Randyl D. Watson 7,200 and Thomas M. Willey, 25,600.
  See Footnotes (1) and (2) above.
  The address of Christopher L. Kowalski and Robert N. Pressly is c/o Webco Industries, Inc., 9101 West 21st Street, Sand Springs, Oklahoma 74063.
  According to Schedule 13G dated May 9, 2001. The address of Prescott Group Aggressive Small Cap, L.P. is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529.
  According to Schedule 13G dated January 31, 2001. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.
  Mr. Ermel is not standing for re-election to the board.

ELECTION OF DIRECTORS

        The Board of Directors is presently composed of six members, four of whose terms as directors continue past the date of the Annual Meeting. At the Annual Meeting two directors are to be elected, and they are to hold office for a three-year term and until their successor has been elected and qualified. If the nominees should become unavailable for any reason, which is not anticipated, the proxy will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, or, if no substitute is selected by the Board of Directors prior to or at the meeting, for a motion to reduce the membership of the Board of Directors to the number of remaining directors. The nominees for director will be elected by a plurality of the votes cast (i.e. the nominee for the board seat being considered receiving the highest number of affirmative votes of the shares voting will be elected).

Nominees for Election at the Annual Meeting
Name                                                                      Age          Positions with Company                                      Director Since

Dr. Kenneth E. Case                                              57              Director                                                                          1995

Jack D. McCarthy                                                  58              Director Nominee                                                          N/A

Directors Whose Terms Continue
Name                                                                      Age          Positions with Company                                      Director Since

F. William Weber                                                   75             Chairman of the Board and Chief                               1969
                                                                                                    Executive Officer

Dana S. Weber                                                       44             Vice Chairman of the Board,                                       1990
                                                                                                    President and Chief Operating
                                                                                                    Officer

Christopher L. Kowalski                                       49             Director, President of Phillips &                                1998
                                                                                                    Johnston, Inc.

Bradley S. Vetal                                                     45             Director                                                                          2000

Executive Officers who are not Directors
Name                                                                      Age          Positions with Company                                      Officer Since

David E. Boyer                                                      42              Senior Vice President - Tubing Operations,             1992
                                                                                                    and Secretary

Michael P. Howard                                               38              Chief Financial Officer, Vice President -                    1997
                                                                                                    Finance and Administration, and Treasurer

Stuart D. Keeton                                                   43              Vice President and General Manager -                       1995
                                                                                                    Stainless Products Division

Troy Kuske                                                           40               Vice President and General Manager                         1998
                                                                                                    QuikWater Division

William F. Obermark                                            60               Vice President – Corporate Development                 1984
                                                                                                    and Manufacturing Technology

Rodney W. Watkins                                           35                Vice President and General Manager -                      1999
                                                                                                    Oil City Tube Division

Randyl D. Watson                                              35                Vice President and General Manager -                       1999
                                                                                                    Southwest Tube Division

Thomas M. Willey                                              59                Vice President - Materials Management                    1995

        F. William Weber is Chairman of the Board and Chief Executive Officer of the Company, positions he has held with the Company or its predecessors since founding the Company in 1969. Mr. Weber's term as a Director of the Company expires in December 2002. Mr. Weber is Chairman of the Board of Custom Containers International ("C-CAM"), a company owned by the Weber Family which manufactures intermodal tank containers and fabricates other metal products, and Diversified Plastics, Inc. ("Diversified"), a company owned by F. William Weber which primarily manufactures plastic access panels and performs some packaging services. Mr. Weber is not actively involved in the day-to-day operations of C-CAM or Diversified.

        Dana S. Weber became President of the Company in June 1995, and is also Vice Chairman of the Board and Chief Operating Officer, positions she has held since June 1990. Ms. Weber's term as a Director of the Company expires in December 2002. Ms. Weber was the acting Chief Financial Officer of the Company from August 1994 to July 1995. Ms. Weber served as Chief Financial Officer and Treasurer of the Company from 1986 to June 1990. Ms. Weber has been with the Company or its predecessors in various positions since 1977. Ms. Weber also serves on the Board of C-CAM, but has not been actively involved in the day-to-day operations of C-CAM since March 1, 1994. Ms. Weber is the daughter of F. William Weber.

        Dr. Kenneth E. Case has been a Director of the Company since July 1995. Dr. Case's term as a Director of the Company expires in December 2001. Dr. Case is a Regents Professor of Industrial Engineering and Management and has been at Oklahoma State University since August 1975. He is a licensed professional engineer and was named the Outstanding Engineer in Oklahoma in 1987. His primary specialties are in the fields of quality and reliability. Dr. Case was a Senior Examiner on the Malcolm Baldrige National Quality Award from 1988 to 1990, and on the Panel of Judges from 1991 to 1993. He is a member of the National Academy of Engineering and the International Academy for Quality. He is a Fellow and past president of the Institute of Industrial Engineers and a Fellow of the American Society for Quality Control. Dr. Case has also been project director on over twenty sponsored research projects and has published over 100 articles and co-authored three books.

        Christopher L. Kowalski has been a director since the closing of the merger between the Company and Phillips & Johnston, Inc. ("P&J"), in June 1998. Mr. Kowalski’s term as a director of the Company will expire in December 2003. Mr. Kowalski was a 50% owner of P&J prior to the merger. Mr. Kowalski joined P&J in 1979 and has served as its president since 1987. Prior to his employment with P&J, Mr. Kowalski worked for Central Steel & Wire, Inc.

        Jack D. McCarthy is currently nominated to become a director, and upon his election at the Annual Meeting will serve on the board through December 2004. Mr. McCarthy has served as Senior Vice President and Chief Financial Officer of The Williams Companies since 1992. Mr. McCarthy has been with The Williams Companies since 1986, serving as Executive Director of Taxation and Vice President and Treasurer. Mr. McCarthy also held various executive and director positions in taxation and finance for Tenneco, Inc., El Paso Natural Gas, Inc., and Phillips Petroleum Company. Prior to those employments, Mr. McCarthy worked for the independent accounting firm, Ernst & Young, and a law firm. Mr. McCarthy holds a Juris Doctorate from Wayne State University, and a MBA and BSBA from the University of Michigan. The Williams Companies are publicly traded on the New York Stock Exchange.

        Bradley S. Vetal was elected as a Director in December 2000. Mr. Vetal’s term as a Director of the Company expires in December 2003. Mr. Vetal has served as Chairman and Chief Executive Officer, President, and Director of Matrix Service Company since March 1999. Mr. Vetal has been with Matrix since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President-Tank Division of Matrix Service Company and from June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering. Matrix is publicly traded on the Nasdaq National Market System.

        David E. Boyer is Senior Vice President - Tubing Operations, a position he obtained in May 2001. Mr. Boyer has been the Secretary of the Company since November 1993. Mr. Boyer previously served as Vice President of Sales and Marketing from July 1992 to May 2001; General Manager-Stainless Division from June 1991 to July 1992; Product Manager, Stainless Products, from February 1989 to June 1991; and in various other positions with the Company since 1984. Mr. Boyer is a Fall 1998 graduate of the Program for Management Development at Harvard University.

       Michael P. Howard joined the Company as Chief Financial Officer and Vice President of Finance and Administration in January, 1997. Mr. Howard was Vice President of Finance and Administration and Chief Financial Officer for Multimedia Games Inc. from January 1996 to January 1997. From May 1985 to January 1996 Mr. Howard was with the international accounting firm of Coopers & Lybrand LLP, where he worked in the Business Assurance Group and served as the audit manager on the Company's audit during five years of that period. Mr. Howard is a Certified Public Accountant.

        Stuart D. Keeton has been Vice President and General Manager of Stainless Products in Mannford, Oklahoma, since November 1995. Mr. Keeton had previously been the General Manager of Stainless Operations from July 1992 to November 1995, and has been with the Company in various positions since December 1980.

        Troy Kuske has been Vice President and General Manager of the QuikWater Division since October 1999. From December 1996 to October 1999, Mr. Kuske was QuikWater’s West Coast Regional Manager. From 1990 until joining QuikWater in 1996, Mr. Kuske was president of Accent C&M, a residential construction remodeling company located in Tulsa, Oklahoma.

       William F. Obermark is the Vice President of Corporate Development and Manufacturing Technology, a position he has held since December 1998. From November 1995 until 1998, he was the Vice President and General Manager of the Southwest Tube Division. Mr. Obermark previously was Vice President of Engineering, a position he had held with the Company since June 1984. Mr. Obermark has been with the Company in various positions since 1980, and has been in the specialty tubing industry since 1969.

       Rodney W. Watkins has been the Vice President and General Manager of the Oil City Tubing Division in Oil City, Pennsylvania, since January 2000. Mr. Watkins previously served as the General Manager and Director of Maintenance and Engineering in Oil City. Mr. Watkins has been with the Company since 1990.

        Randyl D. Watson has been the Vice President and General Manager of the Southwest Tube Division in Sand Springs, Oklahoma, since January 2000. From 1998 to January 2000, Mr. Watson was the General Business Manager of Weld Mill Operations and then all Operations at Southwest Tube. From 1993 to 1997, Mr. Watson was the Chief Engineer and Plant Manager for Southwestern Pipe in Houston Texas. In addition to his current tenure, Mr. Watson was employed by the Company as its Production Engineering Manager in Sand Springs from 1989 to 1993 when he left to join Southwestern Pipe.

        Thomas M. Willey has been Vice President of Materials Management since March 1995. Mr. Willey has been with the Company in various purchasing and materials acquisition and management positions since May 1980.

        The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that one class shall be elected each year and serve for a three-year term. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

Meetings of Board of Directors

        During the fiscal year ended July 31, 2001, the Board of Directors held four meetings. During that period no Director attended fewer than 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (ii) the total number of meetings held by all Committees of the Board of Directors on which he or she served during the period.

Board Committees Meetings and Membership

        The Company has a Compensation Committee whose members were: F. William Weber, Dr. Kenneth E. Case, Frederick C. Ermel and Bradley S. Vetal (Chairman); and an Audit Committee of the Board of Directors whose members were: Dr. Kenneth E. Case, Frederick C. Ermel (Chairman) and Bradley S. Vetal.

        The Compensation Committee's functions include reviewing executive salary and bonus structure, approving salary and bonus awards to key executives and administering the Company's 1994 Stock Incentive Plan and making grants thereunder. The Compensation Committee held three meetings in fiscal 2001. (See "Report of Compensation Committee").

        The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews the plan and results of the audit engagement with the independent accountants, reviews other non-audit professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls with the independent accountants. The Audit Committee maintains an audit committee charter, a copy of the which accompanies this Proxy Statement as Appendix B. The Audit Committee held two meetings in fiscal 2001. (See "Report of Audit Committee")

Directors' Compensation

        Pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), each director who is not an employee of the Company receives an initial grant of options to purchase 3,000 shares of Common Stock. Thereafter, each outside director, on January 1 of each year, receives options to purchase 1,500 shares of Common Stock. All such options will be exercisable at the fair market value at the date of grant, commencing six months after the date of grant. In fiscal 2001, each of Messrs. Case, Ermel and Vetal received options to purchase 1,500 shares of Common Stock at a price of $1.44 per share. Upon his being elected a director on December 6, 2000, Mr. Vetal was granted 3,000 shares at $1.75 per share. Outside directors who are not members of the Compensation Committee are also eligible for discretionary grants under the Plan, none of which were made during fiscal year 2001. A proposal to increase the number of options received by outside directors upon election to the board to 5,000, if elected prior to June 30 in any calendar year, and received on January 1 of each year to 5,000 is being voted on at the Annual Meeting. (See "Approval of Increase in Automatic Outside Director Options" below.) In addition, directors of the Company who are not employees receive directors' fees of $10,000 per year and $1,500 for each Board meeting or committee meeting attended in person ($2,000 if such director is the Chairman of the Board or the committee) and $500 (or $1,000, for the Chairman) for each meeting attended by telephone. Outside directors also receive reimbursement of all out-of-pocket expenses related to meetings attended. Officers of the Company who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of the Company.

RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP, the Company's independent certified public accountants, to audit the books and records of the Company for fiscal year 2002.

        Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

APPROVAL OF INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE

1994 STOCK INCENTIVE PLAN

        The Company’s 1994 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors and approved by the shareholders in January 1994. The plan originally provided for a total of 550,000 shares of Common Stock to be reserved for issuance under the Plan. In December 1998, the shareholders approved increasing the number of shares of Common Stock reserved for issuance under the Plan to 850,000. In March 2001, Board of Directors approved an increase of 200,000 in the number of shares of Common Stock reserved for issuance under the Plan, raising the total number of shares reserved to 1,050,000, subject however to approval of the increase by the stockholders of the Company.

        The Board of Directors believes that the increase in the number of shares available under the Plan to 1,050,000 is in the best interests of the Company. An adequate reserve of shares is important to the Company in order to enable the Company to compete successfully with other companies to attract and retain valuable employees.

        As of July 31, 2001, options to purchase 808,000 shares of Common Stock were outstanding under the Plan, of which options to purchase an aggregate of 386,500 shares of Common Stock had been granted to 13 officers and directors of the Company as a group. See "Executive Compensation and Other Information - Stock Options" for additional information regarding options granted under the Plan.

        A summary of the principal terms of the Plan is attached hereto as Appendix A.

        THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE PLAN.

APPROVAL OF INCREASE IN AUTOMATIC OUTSIDE DIRECTOR OPTION GRANTS

        The 1994 Stock Incentive Plan provides for the automatic granting of options to acquire 3,000 shares of common stock to each outside director upon their election to the board of directors and the automatic granting of options to acquire 1,500 shares of common stock on each January 1 thereafter. In October 2001, the Board of Directors approved an increase in the options granted to outside directors to 5,000 upon election to the board and to 5,000, if elected prior to June 30 of any calendar year, on each January 1 thereafter. This proposal would be effective immediately upon passage.

        The Board of Directors believes that the increase in the number of options automatically granted to outside directors is necessary to continue to attract and retain directors and is also more consistent with options granted to directors of similarly sized companies.

        THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth the cash compensation paid or accrued by the Company for services rendered during fiscal 2001 to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, whose compensation exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
Annual Compensation

                                                                                                                                                                                        Other Annual
Name and Principal Position                                                 Year                  Salary                  Bonus                  Compensation

F. William Weber                                                                    2001              $ 367,200 (1)          $       -                          $          -
Chairman of the Board and Chief                                         2000                 422,700                         -                                      -
Executive Officer                                                                     1999                 434,300                  192,000 (2)                            -

Dana S. Weber                                                                        2001              $ 208,900 (1)          $       -                          $ 10,000 (3)
Vice Chairman of the Board, President                                2000                 254,000                         -                             10,000 (3)
and Chief Operating Officer                                                  1999                  265,300                  112,000 (2)                  20,000 (3)

Christopher L. Kowalski                                                        2001               $ 200,000               $    79,000                    $   5,800 (4)
Director, President of Phillips &                                           2000                  200,000                    68,000                         5,800 (4)
Johnston, Inc.                                                                         1999                   200,000                    18,600                         5,800 (4)

David E. Boyer                                                                        2001               $ 102,500 (1)         $         -                         $          -
Vice President – Sales and Marketing,                                2000                   115,700                         -                                    -
Secretary                                                                                  1999                   115,200                   72,000 (2)                           -

Michael P. Howard                                                                 2001               $ 101,900 (6)         $          -                        $          -
Vice President – Finance & Admin.,                                    2000                  115,300 (5)                     -                                   -
Treasurer and Chief Financial Officer                                  1999                  115,000 (5)             57,700 (2)                   9,000 (3)

  In November 2000, each of Mr. Weber, Ms. Weber, Mr. Boyer and Mr. Howard, and the other Company officers, elected as a group to receive compensation at 85% of their current compensation for one year to enable the employment of a consultant to assist the Company in the enhancement of its profitability.
  Bonus paid in fiscal year 1999 represents fiscal year 1998 performance award.
  Represents amounts paid by the Company for the person’s benefit in respect of deferred compensation plans maintained for certain of the Company’s executives.
  Represents the aggregate amount paid by the Company for life insurance policies.
  Each of fiscal years 2001, 2000 and 1999 include $8,400 subsequently repaid to the Company as interest on outstanding advances totaling $175,000 at July 31, 2001, 2000 and 1999, respectively. (See "Certain Transactions.")
  See notes (1) and (5) above.

Employment Agreements and Termination of Employment Arrangements

        Each of F. William Weber, Dana S. Weber, Christopher L. Kowalski and Michael P. Howard is employed pursuant to an agreement that terminates December 31, 2002. The agreements provide for a base salary of $422,706 for Mr. Weber, $225,000 for Ms. Weber, $200,000 for Mr. Kowalski and $115,000 for Mr. Howard, subject to such increases as may be approved by the Compensation Committee, and the use of an automobile. The Company pays the cost of a life insurance policy for Mr. Kowalski, as described in the footnotes to the Summary Compensation Table above. Upon the occurrence of a "change in control," each of the above will be entitled to receive an amount equal to three times the sum of his or her base salary plus the highest bonus paid to him or her in the prior three years (plus such amount as is necessary so that such payment is received net of any special or excise taxes), payable at such person's option in either a lump-sum or over three years with interest. A "change in control" is generally defined in the agreements to have occurred if (i) the Company consummates a merger in which the Company is not the surviving corporation or in which shares of Common Stock are converted into other property, other than a merger in which the holders of the Common Stock immediately prior to such merger have substantially the same proportionate ownership of Common Stock of the corporation surviving such merger, (ii) the Company sells, leases, exchanges, or transfers (in one or a series of related transactions) all or substantially all of its assets, (iii) the Company's stockholders approve a liquidation or dissolution of the Company, (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan sponsored by the Company, becomes the beneficial owner of either (A) 51% of the Common Stock or (B) a greater percentage of the Common Stock than is held by the Weber Family, or (v) at any time during two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute at least a majority thereof, unless the election or nomination of each new director during such two-year period was approved by at least two-thirds of the directors then in office who were directors at the beginning of such two-year period.

Stock Options

        The following table summarizes individual grants of options made during fiscal year 2001 to each of the Named Executive Officers:

Individual Option Grants in Last Fiscal Year

                                                    Number of             % of Total                                                                                                    Potential Realized
                                                    Securities                  Options                                                                                                  Value at Assumed
                                                    Underlying               Granted to              Per Share                                                                    Annual Rate of Stock
                                                    Options                  Employees                Exercise          Vesting          Expiration                            Price Appreciation
Name                                           Granted                 in Fiscal Year               Price               Period              Date                                 for Option Term
                                                                                                                                                                                                    5%              10%

F. William Weber                          -                                  -                  $      -                      -                      -                         $      -          $      -
Dana S. Weber                              -                                  -                         -                      -                      -                                  -                  -
Chris L. Kowalski                         -                                  -                          -                      -                      -                                  -                  -
David E. Boyer                      20,000                          14.5%                  1.50              5 Yrs              12-07-10                     27,000         41,000
Michael P. Howard               20,000                          14.5%                  1.50              5 Yrs              12-07-10                     27,000         41,000

        The following table shows the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of July 31, 2001. Also reported are the values for "in the money" options which represent positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock.

Aggregated Option Exercises in 2001
and Fiscal Year-End Option Values

                                                                                                                            Number of Securities                           Value of Unexercised
                                                                    Number of Securities                      Underlying Unexercised                               In-the-Money
                                                                     Underlying Options                  Options at Fiscal Year-End ( #)                Options at Fiscal Year-End ($ )

                                                                                                Value
Name                                                     Exercised (#)         Realized ($)           Exercisable          Unexercisable               Exercisable          Unexercisable

F. William Weber                                          -                        -                          -                          -                  $         -            $            -
Dana S. Weber                                              -                        -                    25,600                    6,400                        -                          -
Chris L. Kowalski                                          -                        -                          -                          -                             -                          -
David E. Boyer                                              -                        -                    25,600                  26,400                        -                     21,000
Michael P. Howard                                       -                        -                    22,000                  30,000                        -                     21,000

Report of the Compensation Committee

        The Compensation Committee (the "Committee") of the Board of Directors is comprised of the three non-employee directors and the Chief Executive Officer. The Committee is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and benefits of the Company's management personnel.

        As discussed under "Employment Agreements and Termination of Employment Arrangements," the Company entered into employment agreements with F. William Weber, the Company's Chief Executive Officer, and Dana S Weber, the Company's Chief Operating Officer. In November 2000, both Mr. And Mrs. Weber, as did the remainder of the Company's officers, volunteered to be paid at 85% of their current salary for one year to pay for a consultant to assist the Company with its profitability model.

        Based upon its review of the relationship between the salaries of Chief Executive Officers and Chief Operating Officers in comparable companies, the Compensation Committee has established a salary policy for the Chief Operating Officer whereby the base salary for that position is approximately 60% of the base salary of the Chief Executive Officer.

        While decisions regarding salary levels for senior management personnel, other than the Chief Executive Officer and Chief Operating Officer, are determined by the Chief Executive Officer and the Chief Operating Officer (subject to review by the Compensation Committee), the Committee has established general policies designed to enable the Company to reward qualified management personnel and to provide long-term incentives. The Committee's philosophy is that the Company's goals are more likely to be achieved if final compensation is tied to the Company's performance during the year, and that long-term stock options are longer term incentives that are closely aligned with shareholder return. In fiscal 2001, 138,000 new options were granted to 15 employees and management personnel (120,000 of which were granted to 9 executives), as authorized by the Compensation Committee. The specific number of options granted was commensurate with the degree of responsibility of the grantee's position and the length of the grantee's employment. No options have been granted to the Chief Executive Officer.

        The Committee has approved supplemental compensation plans for the Chief Executive Officer, Chief Operating Officer and other senior management personnel.

        In order to incent the CEO and COO to operate the Company such that long-term shareholder value is maximized, the Committee awards an annual bonus to the CEO and COO that is equal to the increase in the market value of the Company’s Common Stock at a measurement date over an established bonus base stock price times a multiple established by the Committee. The measurement date has been established as two weeks after the Company’s fourth fiscal quarter earnings release and the bonus base stock price is typically the market value of the Company’s Common Stock on the date the bonus multiple is set by the Committee. Upon payment of a bonus under the plan, the bonus base stock price changes to the stock price upon which the payment was made. Reductions in the bonus base stock price are not made during the measurement period for subsequent decreases in stock price. In 1997, the Committee established a bonus for the CEO on the above terms with a bonus multiple of 50,000 and a bonus base stock price of $5.75. In 1998, $125,000 was paid to the CEO as a bonus on the 1997 multiple and the bonus base stock price was increased to $8.25. In 1998, the Committee established an additional bonus for the CEO and an initial bonus for the COO with multiples of 16,000 and 10,000, respectively, each having a bonus base stock price of $7.25. No bonus was paid on any of the multiples based on the market price of the Company’s stock two weeks after the 2000 or 2001 fourth fiscal quarter earnings releases and there were no changes to the bonus base stock price of any of the awards.

        The Committee has approved a bonus compensation plan for the senior staff, including the CEO and COO, that is intended to reward participants for attaining budgetary goals that are established by the Company and approved by the Committee. The plan is designed to pay a target bonus if such budgetary goals are attained and increases or decreases the bonus amount at an accelerated rate if such budgetary goals are exceeded or under-achieved, respectively. In certain circumstances, the Company deposits all or part of any such bonuses to a deferred compensation plan maintained by the Company for the benefit of certain of the Company’s executives. The bonuses reflected in the Summary Compensation Table as paid during fiscal year 1999 represent fiscal year 1998 performance awards. Other than with respect to the president of the Company’s subsidiary, Phillips & Johnston, no such bonuses were paid for fiscal year 2001. In establishing future bonus levels, the Committee will take the forgone compensation by the Company's non-subsidiary officers during fiscal year 2001 into consideration.

MEMBERS OF COMPENSATION COMMITTEE

F. William Weber (Chairman)
Dr. Kenneth E. Case
Frederick C. Ermel
Bradley S. Vetal

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        There are no compensation committee interlocks. See "Certain Transactions."

Report of the Audit Committee

        The Audit Committee has:

  Reviewed and discussed the audited financial statements with management.
  Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees".
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standards No. 1, and has discussed with the independent auditors the auditors’ independence.
  Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
  Reviewed and reassessed the adequacy of the formal written Audit Committee Charter, a copy of which is attached as Appendix B.
  Determined that the members of the Audit Committee are independent as defined by the rules of the American Stock Exchange.

MEMBERS OF AUDIT COMMITTEE

Frederick C. Ermel (Chairman)
Dr. Kenneth E. Case
Bradley S. Vetal

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Accountant Compensation

        For the year ended July 31, 2001, fees for the audit and quarterly reviews of the Form 10-Q were $142,000, of which $15,000 had been billed through July 31, 2001. There were no other compensated services, including Financial Information System Design and Implementation Fees, provided by PricewaterhouseCoopers.

Stock Price Performance Table

        The following table compares on a cumulative basis the percentage change since July 31, 1996, in the total shareholder return on the Company's Common Stock, with (a) the total return or the AMEX Market Value Index, which is being used as the required broad entity market index, and (b) the total return for a selected peer group index (the "Peer Group"). The Peer Group consists of Huntco Inc., Maverick Tube Corporation, Steel Technologies, Inc. Lone Star Technologies, and Synalloy Corporation. The graph assumes (i) investment of $l00 on July 31, 1996, in the Company's Common Stock, the AMEX Market Value Index and the common stock of the Peer Group, and (ii) the reinvestment of all dividends.

			Cumulative Total Return
	7/96	7/97	7/98	7/99	7/00	7/01

WEBCO INDUSTRIES, INC.	$100.00	$119.57	$135.87	$79.35	$52.17	$44.35
AMEX MARKET VALUE	$100.00	$121.33	$143.91	$161.81	$187.80	$187.81
PEER GROUP	$100.00	$197.18	$91.95	$111.82	$198.74	$118.86

CERTAIN TRANSACTIONS

C-CAM

        The Company paid C-CAM $603,000 in fiscal 2001 pursuant to a contract with C-CAM for certain fabrication activities at market rates and terms for such activities. In addition, the Company had a receivable balance at July 31, 2001 of $988,000 for amounts paid on behalf of C-CAM.

Diversified Plastics. Inc.

        The Company purchases certain specialty packaging and shipping material from Diversified Plastics, Inc., an entity owned by F. William Weber. Payments made by the Company totaled $28,000 in fiscal 2001

Advances to Affiliates

        Mr. F. William Weber, Chairman of the Board and Chief Executive Officer, had an outstanding advance during fiscal 2001 and at July 31, 2001 of $1,200,000. The advance is evidenced by a promissory note from Mr. Weber and is collateralized by certain assets. The note bears interest at the prevailing rate under the Company's Loan Agreement with its primary lender and is payable at maturity of the note on August 15, 2002.

Loans to Officers

        The Company has made advances to certain executives. As of July 31, 2001, such advances included $168,000 to Mr. William F. Obermark, $105,000 to Mr. David E. Boyer and $175,000 to Mr. Michael P. Howard. The advances are evidenced by promissory notes and are collateralized by certain assets. Interest on the advances to Messrs. Obermark and Boyer is charged at the rate of 4.1% and $19,000 is accrued at July 31, 2001. The notes to Messrs. Obermark and Boyer mature on February 15, 2002 and August 1, 2002, respectively. Interest on the advances to Mr. Howard is at the rate of 5.7% and is paid currently ($8,400 during fiscal year 2001). Mr. Howard's note is due on January 31, 2002.

Lease of Facility

        The Company leases warehouse space in a facility in Nederland, Texas that is owned by a partnership, of which the principals are five vice presidents of the Company. During fiscal year 2001, the Company paid $64,800 to the partnership in rentals. The rentals were established at the beginning of the lease based on an independent evaluation.

STOCKHOLDER PROPOSALS

        It is contemplated that the Company's 2002 Annual Meeting of Stockholders will be held on or about December 4, 2002. Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of Stockholders to be held in 2002 must submit the same in writing so as to be received at the executive offices of the Company on or before July 1, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

By Order of the Board of Directors,

/s/ MICHAEL P. HOWARD
MICHAEL P. HOWARD
Assistant Secretary

November 9, 2001

Appendix A to Proxy Statement

SUMMARY DESCRIPTION OF THE 1994 STOCK INCENTIVE PLAN

General

        The Plan is intended to encourage and enable selected management (including directors) and other key employees of and consultants to, the Company to acquire a proprietary interest in the Company through the ownership of Common Stock. Such ownership will provide such persons with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or other association with the Company or a parent or subsidiary of the Company.

        The Plan was adopted by the Board of Directors and stockholders of the Company on January 19, 1994, and initially reserved for issuance 550,000 shares of Common Stock. An amendment to increase the number of shares available under the Plan to 850,000 was approved by the Board of Directors in March 1998, and approved by stockholders in December 1998. An amendment to increase the number of shares available under the Plan to 1,050,000 was approved by the Board of Directors in March 2001 and is subject to stockholder approval at the Company’s December 5, 2001 annual meeting of stockholders. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        The summary of the Plan set out herein is qualified in its entirety by reference to the Plan, a copy of which is available upon request by any stockholder of the Company.

Shares Subject to the Plan

        The securities to be offered under the Plan are authorized but unissued or reacquired shares of Common Stock. The number of shares originally authorized to be issued under the Plan, subject to adjustment as described below, was not to exceed 550,000 shares. An amendment to increase the number of shares available under the Plan to 850,000 was approved by the Board of Directors in March 1998, and approved by stockholders in December 1998. An amendment to increase the number of shares available under the Plan to 1,050,000 was approved by the Board of Directors in March 2001 and is subject to stockholder approval at the Company’s December 5, 2001 annual meeting of stockholders.

        Any shares subject to a Plan Award which for any reason terminates, expires, or is forfeited without the delivery to the holder of the Plan Award of shares of Common Stock or other consideration may again be subject to a new Plan Award, except that shares subject to a restricted stock award that are forfeited after the holder thereof has received dividends or other benefits of ownership (excluding voting rights) shall not thereafter be available for grant pursuant to the Plan. If an option or related stock appreciation right is exercised for shares of Common Stock, the shares covered by such option shall not thereafter be available for grant pursuant to the Plan. Any shares of Common Stock that are used by a recipient as full or partial payment of withholding or other taxes or of the purchase price of shares of Common Stock acquired on the exercise of an option shall be counted against the limit and shall not thereafter be available for Plan Awards, except that such shares shall be available for Plan Awards to persons who are not Insiders.

        In the event of any change (through recapitalization, merger, stock dividend or otherwise) in the character or amount of Common Stock subject to the Plan appropriate adjustment will be made to the number or kind of shares which may be acquired under the Plan (and to the exercise price of any outstanding Plan Awards).

Eligibility and Participation

        Plan Awards may be granted to management (including directors) and other key employees who are employed by, and consultants to, the Company or a parent or subsidiary of the Company. Nothing contained in the Plan or any agreement under the Plan will confer on a Participant, or any person claiming rights by or through a Participant, any rights as a stockholder of the Company unless and until certificates for shares of Common Stock are issued to any such individual.

Awards under the Plan

        The Plan permits the granting of any or all of the following type of awards: (i) stock options, including incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); and (iii) restricted stock. Generally, awards are granted under the Plan for no consideration other than prior and future services. Awards granted under the Plan, in the discretion of the Committee, may be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan.

        Stock Options and SARS. The Board of Directors or a committee of the Board designated for such purpose (the "Committee") is authorized to grant to Participants (i) stock options, including ISOs and NQSOs, which entitle the Participant to purchase shares of Common Stock, and (ii) SARs, which entitle the Participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The purchase price per share of Common Stock subject to a stock option and the grant price of an SAR is determined by the Committee but may not be less than the fair market value of the underlying Common Stock on the date of grant. The term of each stock option or SAR is fixed by the Committee, except that no stock option may be exercised after 10 years from the date of grant and, in the case of an ISO granted to a 10% or more stockholder, such ISO may not be exercised more than five years from the date of grant. The term of any SAR granted in tandem with any stock option is generally limited to the term of the related stock option. Stock options and SARs are exercisable in whole or in part at such time or times as determined by the Committee. Stock options may be exercised by payment of the purchase price by the Participant in cash, stock, other outstanding awards held by the Participant, or as the Committee determines. Payment by the Company of a Participant’s rights under an SAR may be made in cash, shares of Common Stock or other property, or any combination thereof, as the Committee determines.

        Restricted Stock. The Committee may award shares of restricted stock under the Plan consisting of shares which may not be disposed of by Participants until certain restrictions established by the Committee lapse. Generally, such restrictions will prohibit the transfer of the shares for a period of not less than one year if the grant is conditioned upon achievement of performance objectives and three years in other cases. A Participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends unless the Committee otherwise determines. Upon termination of employment during the restriction period, restricted stock will be forfeited subject to such exceptions, if any, as are authorized by the Committee.

        Awards to Non-Employee Directors. The Plan provides for automatic awards of non-qualified stock options to non-employee members of Board of Directors of the Company. When a non-employee first becomes a member of the Board of Directors, he or she is automatically granted an option for 3,000 shares of Common Stock. Thereafter, on each anniversary date of becoming a director, the non-employee director is automatically granted an option to purchase an additional 1,500 shares; provided that, the non-employee has remained a member of the Board of Directors for the one year period preceding the grant. An amendment to increase to 5,000 shares the number of options automatically granted upon first becoming a non-employee director, if elected prior to June 30 in any calendar year, and on each anniversary date thereafter is being submitted to stockholders for their approval at the December 5, 2001 annual meeting of stockholders.

Limitations on Awards

        Awards granted under the Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award is exercisable during the Participant’s lifetime only by the Participant or, if permitted under applicable laws, by the Participant’s guardian or legal representative.

Administration of the Plan

        The Plan is administered by the Committee. The Committee is authorized to designate Participants, determine the types and number of awards to be granted, set the terms, conditions and provisions of awards, cancel or suspend awards, prescribe forms of award agreements, interpret the Plan, establish, amend and rescind rules and regulations relating to the Plan and make all other determinations which may be necessary or advisable for the administration of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on Participants and any persons claiming any right under the Plan from or through Participants.

Amendment and Termination of the Plan

        The Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of the American Stock Exchange (or other stock exchange or automated quotation system on which the Common Stock is then listed or quoted). Subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a Participant under any award granted under the Plan. Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the Plan. In the event of a change of control of the Company as defined in the Plan, outstanding awards under the Plan, regardless of any limitations or restrictions, generally will become fully exercisable and freed of all restrictions.

Federal Income Tax Effects

        The Company believes that under current law the following are the federal income tax consequences generally arising with respect to awards granted under the Plan.

        The grant of a stock option or an SAR will create no tax consequences for the Participant or the Company. A Participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising a NQSO or SAR, the Participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the underlying Common Stock on the date of exercise, and the Company will be entitled to a deduction for the amount recognized as ordinary income by the Participant. The treatment to a Participant of the disposition of shares acquired upon the exercise of a stock option or SAR depends on how long the shares have been held after the acquisition and on whether such shares are acquired by exercising an ISO or by exercising a NQSO. In the case of ISOs, any sale or exchange of shares acquired more than two years after the date of grant of the ISO and more than one year after the date of exercise of the ISO will be treated as long-term gain or loss.

        With respect to the settlement of SARs in cash or in Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk or forfeiture, the Participant must generally recognize ordinary income equal to the cash or fair market value of the shares or other property received, and the Company is entitled to a deduction in a corresponding amount.

        With respect to restricted stock awards, the Participant will generally not have a taxable event at the time the restricted stock is awarded but will recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. In certain circumstances, a Participant may elect to be taxed at the time of receipt of a restricted stock award rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

Appendix B to Proxy Statement

Webco Industries, Inc.
Audit Committee Charter
Adopted March 2, 2000

Mission Statement

        The Audit Committee (the "Committee") will assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company’s business operations and risks.

Organization

        The Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this Charter, an independent director is one that meets the criteria contained within American Stock Exchange Rule SR-Amex-99-38, as approved by the Securities and Exchange Commission on December 14, 1999.

        Each of the members of the Committee shall be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, or any other comparable experience or background which results in the individual’s having financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The Board shall designate one of the Committee members that meet the higher standard of financial knowledge to be Chairman. The Chairman of the Committee shall determine the frequency and timing of Committee meetings. The Chairman shall also preside over meetings of the Committee. A Committee meeting may also be called by at least two of the remaining Committee members, by stating in a written notice to the other Committee member(s) the time and purpose of meeting.

Roles and Responsibilities

Internal Control

  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;
  Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;
  Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management; and
  Ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting

General
  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and
  Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements
  Prior to the issuance of the annual financial statements, meet with management and with the external auditors, either telephonically or in person, to review the results of the audit and whether there are any matters that need to be brought to the attention of the Committee. (This may be done by the Committee chairperson or the entire committee)
  Discuss with management and the external auditors the annual financial statements and their conclusions regarding whether they are complete and consistent with the information known and whether the financial statements reflect appropriate accounting principles;
  Discuss with financial management and the external auditor any complex and/or unusual transactions;
  Inquire as to the external auditor’s views about the quality of management’s choices of accounting principles and whether those principles are conservative, moderate or aggressive from the perspective of income, asset and liability recognition and whether those principles are common practices or are minority practices;
  Inquire as to the external auditor’s views about whether management’s approach to judgmental areas such as those involving valuation of assets and liabilities, including for example, the accounting for and disclosure of obsolete or slow-moving inventory; bad debt losses; self-insurance reserves, product and environmental liability; other litigation reserves and accruals; and other commitments and contingencies are conservative, moderate or aggressive and whether their judgments are in line with common practices;
  Inquire as to the external auditor’s assessments as to the quality of estimates made by the Company in the course of preparing the financial statements;
  Consider management’s handling of proposed audit adjustments identified by the external auditors; and
  Ensure that the external auditors communicate certain required matters to the Committee.

Interim Financial Statements
  Determine the extent to which external auditors review quarterly financial information, and the manner in which the review is performed;
  Require management and the external auditors, either telephonically or in person, to brief the Committee chairperson on the results of the review and to brief the Committee chairperson as to whether there are any matters that need to be brought to the attention of the Committee;
  Conduct inquiries of management and external auditor to determine if there have been changes in accounting principles, any complex/unusual transactions during the period, changes in approach to the application of existing accounting principles, changes in management’s approach to judgment areas involving valuation of assets and liabilities, or significant proposed adjustments identified by the external auditors;
  Ensure that the external auditors communicate certain required matters to the Committee.

Compliance with Laws and Regulations

  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;
  Periodically obtain updates from management, general counsel, and tax director regarding compliance;
  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and
  Review the finding s of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

  Ensure that a code of conduct is formalized in writing and that all employees are aware of it;
  Evaluate whether management is setting the appropriate tone at the top by their actions and by their communicating the importance of the code of conduct and the guidelines for acceptable business practices;
  Review the program for monitoring compliance with the code of conduct; and
  Periodically obtain updates from management and general counsel regarding compliance.

External Audit

  Review the external auditors’ proposed audit scope and approach, confirming to the external auditors their ultimate accountability to the Board and Committee, as representatives of shareholders;
  Review the performance of the external auditors and recommend to the Board the appointment or discharge of external auditors;
  Review and confirm the independence of the external auditors by reviewing the non-audit services provided;
  Obtain a formal written statement from the external auditor that delineates all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1; and
  Engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the external auditor.

Other Responsibilities

  Meet with the external auditors, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately;
  Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;
  Review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements;
  Review the policies and procedures in effect for considering officers’ expenses and perquisites;
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;
  Perform other oversight functions as requested by the full board; and
  Review and update the charter and receive approval of changes from the Board.

Reporting Responsibilities

        A Committee representative should regularly update the Board about Committee activities and make appropriate recommendations and/or resolutions.